Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS SECOND QUARTER FISCAL 2015 RESULTS

San Jose, CA — April 20, 2015.  Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ GS: SANM), a leading integrated manufacturing solutions company, today reported financial results for the second fiscal quarter ended March 28, 2015.

Second Quarter Fiscal 2015 Summary

•            Revenue of $1.53 billion

•            GAAP operating margin of 3.3 percent

•            GAAP diluted earnings per share of $0.17

•            Non-GAAP(1) operating margin of 3.7 percent

•            Non-GAAP(1) diluted earnings per share of $0.50

Revenue for the second quarter was $1.53 billion, compared to $1.67 billion in the prior quarter and $1.48 billion for the same period of fiscal 2014.

GAAP operating income in the second quarter was $49.7 million or 3.3 percent of revenue, compared to $45.3 million or 3.1 percent of revenue for the same period ended March 29, 2014.  GAAP net income in the second quarter was $14.7 million, compared to $20.8 million for the same period a year ago.  GAAP diluted earnings per share for the quarter were $0.17, compared to $0.24 in the second quarter of fiscal 2014.

Non-GAAP operating income in the second quarter was $56.6 million or 3.7 percent of revenue, compared to $53.2 million or 3.6 percent of revenue in the second quarter fiscal 2014.  Non-GAAP net income in the second quarter was $43.4 million, compared to $38.3 million in the same period a year ago.  Non-GAAP diluted earnings per share were $0.50, compared to $0.44 for the same period a year ago.

Balance Sheet Summary

•            Ending cash and cash equivalents were $407.7 million

•            Cash flow from operations was $69.7 million

•            Repurchased approximately 1 million common shares for $21.6 million

•            Inventory turns were 6.4x

•            Cash cycle days were 45.2 days

“I am pleased with our profitability and cash generation in an environment where we had unexpectedly soft revenue,” stated Jure Sola, Chairman and Chief Executive Officer.  “Our third quarter outlook reflects continued headwind in our communications networks segment offset by growth in the industrial, medical and defense segment.”

Third Quarter Fiscal 2015 Outlook

The following forecast is for the third fiscal quarter ending June 27, 2015.  These statements are forward-looking and actual results may differ materially.

•                  Revenue between $1.50 billion to $1.55 billion

•                  Non-GAAP diluted earnings per share between $0.48 to $0.52

Company Conference Call Information

Sanmina will hold a conference call regarding results for the second quarter of fiscal 2015 on Monday, April 20, 2015 at 5:00 p.m. ET (2:00 p.m. PT).  The access numbers are: domestic 877-273-6760 and international 706-634-6605. The conference will also be broadcast live over the Internet.  You can log on to the live webcast at www.sanmina.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina’s website at www.sanmina.com.  A replay of the conference call will be available for 48-hours.  The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 24876100.

(1)In the commentary set forth above and/or in the financial statements included in this earnings release, we present the following non-GAAP financial measures: operating income, operating margin, net income and diluted earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations), impairment charges for goodwill and other assets, amortization expense and other infrequent or unusual items (including charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes), to the extent material or which we consider to be of a non-operational nature in the applicable period.  See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP results contained in this release to their most directly comparable GAAP measures is included in the financial statements contained in this release.  Sanmina provides its third quarter fiscal 2015 outlook only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of acquisitions, restructuring activities, asset impairments and other unusual and infrequent items.

About Sanmina

Sanmina Corporation is a leading integrated manufacturing solutions provider serving the fastest-growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to OEMs primarily in the communications, defense and aerospace, industrial and semiconductor systems, medical, multimedia, computing and storage, automotive and energy and clean technology sectors. Sanmina has facilities strategically located in key regions throughout the world. More information regarding the company is available at www.sanmina.com.

Sanmina Safe Harbor Statement

Certain statements contained in this press release, including the Company’s outlook for the third quarter fiscal 2015 and statements about anticipated demand, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including adverse changes to the key markets we target; credit problems experienced by our customers; risks arising from our international operations; competition that could cause us to lose sales; consolidation among our customers and suppliers that could adversely affect our business; and the other factors set forth in the Company’s annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Condensed Consolidated Balance Sheets

(in thousands)

(GAAP)

	March 28,	September 27,
	2015	2014
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$407,717	$466,607
Accounts receivable, net	921,740	979,475
Inventories	858,102	893,178
Prepaid expenses and other current assets	102,984	111,714
Total current assets	2,290,543	2,450,974

Property, plant and equipment, net	552,602	563,016
Other	273,308	299,099
Total assets	$3,116,453	$3,313,089

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,014,930	$1,139,845
Accrued liabilities	112,699	110,357
Accrued payroll and related benefits	100,551	126,541
Short-term debt	43,416	157,394
Total current liabilities	1,271,596	1,534,137

Long-term liabilities:
Long-term debt	427,051	386,681
Other	140,956	145,516
Total long-term liabilities	568,007	532,197

Stockholders’ equity	1,276,850	1,246,755
Total liabilities and stockholders’ equity	$3,116,453	$3,313,089

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 28,	March 29,	March 28,	March 29,
	2015	2014	2015	2014
Net sales	$1,527,530	$1,476,712	$3,198,692	$2,924,210
Cost of sales	1,412,267	1,357,745	2,957,083	2,694,458
Gross profit	115,263	118,967	241,609	229,752

Operating expenses:
Selling, general and administrative	57,023	62,332	116,441	121,514
Research and development	7,559	8,829	15,628	16,734
Amortization of intangible assets	425	474	850	948
Restructuring costs	1,740	2,565	4,740	6,269
Asset impairments	—	—	1,954	—
Gain on sales of long-lived assets	(1,136)	(530)	(1,136)	(530)
Total operating expenses	65,611	73,670	138,477	144,935

Operating income	49,652	45,297	103,132	84,817

Interest income	265	174	554	980
Interest expense	(6,197)	(7,482)	(12,634)	(14,955)
Other income (expense), net	(365)	626	(1,893)	1,504
Interest and other, net	(6,297)	(6,682)	(13,973)	(12,471)

Income before income taxes	43,355	38,615	89,159	72,346

Provision for income taxes	28,607	17,775	51,755	28,405

Net income	$14,748	$20,840	$37,404	$43,941

Basic income per share	$0.18	$0.25	$0.45	$0.53
Diluted income per share	$0.17	$0.24	$0.43	$0.51

Weighted-average shares used in computing per share amounts:
Basic	82,977	82,728	82,762	83,247
Diluted	86,897	86,144	86,797	86,723

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	March 28,	Dec. 27,	March 29,	March 28,	March 29,
	2015	2014	2014	2015	2014
GAAP Operating Income	$49,652	$53,480	$45,297	$103,132	$84,817
GAAP operating margin	3.3%	3.2%	3.1%	3.2%	2.9%
Adjustments
Stock compensation expense (1)	5,488	5,717	4,757	11,205	9,032
Amortization of intangible assets	885	1,035	1,251	1,920	1,725
Distressed customer charges (2)	—	3,102	(290)	3,102	383
Restructuring costs	1,740	3,000	2,565	4,740	6,269
Contingency item (3)	—	—	124	—	124
Gain on sales of long-lived assets	(1,196)	—	(530)	(1,196)	(530)
Asset impairments	—	1,954	—	1,954	—
Non-GAAP Operating Income	$56,569	$68,288	$53,174	$124,857	$101,820
Non-GAAP operating margin	3.7%	4.1%	3.6%	3.9%	3.5%

GAAP Net Income	$14,748	$22,656	$20,840	$37,404	$43,941

Adjustments:
Operating income adjustments (see above)	6,917	14,808	7,877	21,725	17,003
Loss on repurchases of debt (4)	—	2,913	—	2,913	—
Litigation settlements (5)	—	(273)	(261)	(273)	(261)
Deferred and non-recurring tax adjustments	21,698	13,028	9,823	34,726	13,082
Non-GAAP Net Income	$43,363	$53,132	$38,279	$96,495	$73,765

GAAP Net Income Per Share:
Basic	$0.18	$0.27	$0.25	$0.45	$0.53
Diluted	$0.17	$0.26	$0.24	$0.43	$0.51

Non-GAAP Net Income Per Share:
Basic	$0.52	$0.64	$0.46	$1.17	$0.89
Diluted	$0.50	$0.61	$0.44	$1.11	$0.85

Weighted-average shares used in computing per share amounts:
Basic	82,977	82,548	82,728	82,762	83,247
Diluted	86,897	86,682	86,144	86,797	86,723

(1)         Stock compensation expense was as follows:

	Three Months Ended			Six Months Ended
	March 28,	Dec. 27,	March 29,	March 28,	March 29,
	2015	2014	2014	2015	2014

Cost of sales	$1,491	$1,576	$1,364	$3,067	$2,566
Selling, general and administrative	3,959	4,103	3,382	8,062	6,453
Research and development	38	38	11	76	13
Total	$5,488	$5,717	$4,757	$11,205	$9,032

(2)         Relates to inventory and bad debt reserves / recoveries associated with distressed customers.

(3)         Represents a non-recurring contingency that the Company ultimately resolved favorably in Q4 FY14.

(4)         Represents a loss, including write-off of unamortized debt issuance costs, on debt redeemed or repurchased prior to maturity.

(5)         Represents cash received in connection with certain litigation settlements.

Schedule I

The commentary and financial information above includes non-GAAP measures of operating income, operating margin, net income and earnings per share.  Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other infrequent items, to the extent material or which we consider to be of a non-operational nature in the applicable period, and as more fully described below.

Management excludes these items principally because such charges are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of the ongoing, core business. The material limitations to management’s approach include the fact that the charges and expenses excluded are nonetheless charges required to be recognized under GAAP. Management compensates for these limitations primarily by using GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results back to GAAP in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of stock options in each quarter. In addition, given the fact that competitors grant different amounts and types of equity award and may use different option valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Items, which consist of other infrequent or unusual items (including charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes), to the extent material or non-operational in nature, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing core operations. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.